Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of August 10, 2022 by and among BitNile, Inc., a Nevada corporation with offices located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas Nevada 89141 (“Debtor”), Digital Power Lending, LLC, a California limited liability company (“DPL” and together with Debtor, the “Grantors”) and Helios Funds LLC, a New York limited liability company with offices located at 45 Broadway – 19th Floor, New York, New York 10006, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the “Collateral Agent”) for the benefit of the holders of the Debtor’s 10% Secured OID Notes (each a “Secured Party” and collectively, the “Secured Parties”).

BACKGROUND INFORMATION

WHEREAS, pursuant to the Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) each of the Secured Parties has been issued a 10% Secured OID Promissory Note of even date herewith in the principal amount of $5,500,000 (as such notes may be amended, restated, refinanced, supplemented or otherwise modified from time to time, the “Notes”) by the Debtor;

WHEREAS, DPL has guarantied the obligations of Debtor under the Notes pursuant to a Guaranty of even date herewith (the “Guaranty”);

WHEREAS, in consideration for the loans evidenced by the Notes, the Grantors desire to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in the “Collateral” (as hereinafter defined) in accordance with the terms of this Security Agreement to secure the obligations of the Debtor to the Secured Parties under the Notes (the “Obligations”); and

WHEREAS, the Secured Parties have appointed Helios Funds LLC as Collateral Agent pursuant to that certain Collateral Agent Agreement dated as of August 10, 2022 (the “Collateral Agent Agreement”) among the Secured Parties and the Collateral Agent.

PROVISIONS

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.       Grant of Security Interest. As security for the obligations of the Debtor under the Notes and DPL under the Guaranty, Grantors hereby grant and assign to the Collateral Agent for the benefit of the Secured Parties a security interest as set forth below in the following, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Collateral”):

(A) DPL hereby grants and assign to the Collateral Agent for the benefit of the Secured Parties a security interest in (i) marketable securities, investments and other property having a value of $10 million (the “Pledged Securities”), which Pledged Securities are held from time to time in E*Trade Securities LLC Account No. __________ (the “Investment Account”) and (ii) all rights and entitlements of DPL in and with respect to the Pledged Securities; and

(B) Debtor hereby grants and assign to the Collateral Agent for the benefit of the Secured Parties a security interest in four thousand (4,000) S19 Pro Antminers (the “Miners”) owned by Debtor, and all proceeds from the sale thereof, including: (a) all additions, replacements of and substitutions for all or any part of the foregoing property; (b) all records and data and embedded software relating to the foregoing property; and (c) all Proceeds thereof; provided, however, that after the Debtor has made the third Monthly Payment (as defined in the Notes), the number of Miners shall be reduced to two thousand (2,000). The serial numbers of the Miners that shall constitute Collateral shall be set forth on Schedule A hereto, which may be amended from time to time by the Debtor upon written notice to the Collateral Agent.

The term “Proceeds” includes proceeds of insurance policies insuring the Collateral against loss by theft, casualty or otherwise, and all cash or non-cash proceeds and receivables arising from the sale or transfer of such property.

The Collateral shall not include any Bitcoin mined from the Collateral.

The security interest hereby granted is to secure the prompt and full payment and complete performance of all obligations of the Grantors to the Secured Parties and the Collateral Agent under the Notes, the Guaranty and this Security Agreement.

2.       General Covenants. Each Grantor represents, warrants and covenants to and for the benefit of the Collateral Agent and the Secured Parties as follows:

(a)       Except for the security interests granted hereby, (i) such Grantor is the sole owner of the Collateral in which it is granting a security interest free from any and all liens, security interests, encumbrances, claims and other adverse interests and (ii) no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering any of the Collateral has been executed by such Grantor, or is on file or of record in any public office;

(b)       Such Grantor shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral owned by it, other than the security interest granted hereby. Each Grantor shall defend the right, title and interest of the Collateral Agent and the Secured Parties in, to and under the Collateral owned by it against all claims and demands of all persons and entities at any time claiming the same or any interest therein;

(c)       Subject to any limitation stated therein or in connection therewith, all information furnished by a Grantor concerning the Collateral, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects; and

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(d)        Each Grantor agrees to promptly notify the Collateral Agent in writing of any change (i) in the jurisdiction of organization of such Grantor, (ii) in the company name or in any trade names used to identify such Grantor in the conduct of its business or in the ownership of its properties, (iii) in the location of its chief executive office, its principal place of business, or offices in which it maintains any books and records or any offices or facilities at which Collateral owned by it is located (including the establishment of any such new offices or facilities), (iv) in its identity or corporate structure including any merger or reorganization thereof, or (v) in its Federal Taxpayer Identification Number.

3.       Additional Assurances. Each Grantor shall perform, do, make, execute and deliver all such additional and reasonable further acts, things, deeds, assurances and instruments as the Collateral Agent may reasonably require to more completely vest in and assure to the Collateral Agent its rights hereunder and in, to or under the Collateral.

4.       Preservation and Disposition of Collateral.

(a)       Except for the security interest granted hereby, each Grantor shall keep the Collateral owned by it free from any and all liens, security interests, encumbrances, claims and interests. Each Grantor shall advise the Collateral Agent promptly, in writing and in reasonable detail: (i) of any material encumbrance upon or claim asserted against any of the Collateral owned by it; (ii) of any material change in the composition of the Collateral owned by it; and (iii) of the occurrence of any other event that would have a material effect upon the aggregate value of the Collateral owned by it or upon the security interest of the Collateral Agent.

(b)       DPL shall at all times maintain in the Investment Account marketable securities and/or cash having a value of not less than $10 million. DPL shall provide a monthly account statement for the Investment Account to the Collateral Agent within ten (10) days of the end of each month whiles the Notes are outstanding.

(c) Neither Grantor shall sell or otherwise dispose of the Collateral without the prior written consent of the Collateral Agent, provided, however, that (i) DPL shall be entitled without the prior consent from the Collateral Agent, to execute sales of marketable securities that constitute Pledged Securities, provided that DPL maintains a sufficient value of Pledged Securities as Collateral pursuant to the terms of this Agreement, and (ii) Debtor shall be entitled without the prior consent from, but upon written notice to, the Collateral Agent, to replace one or more of the Miners that compromise the Collateral with an equivalent number of miners that are at least substantially similar in nature.

(d)       Neither Grantor shall use the Collateral in violation of any statute, ordinance, regulation, rule, decree or order. Each Grantor shall pay and/or satisfy any charges or levies upon the Collateral owned by it or in respect to the income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, and (ii) such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein.

(e)        At reasonable times and upon reasonable notice, Collateral Agent may examine the Collateral and each Grantor’s records pertaining to it, wherever located, and make copies of such records.

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5.       Financing Statements. At the request of the Collateral Agent, each Grantor shall join with the Collateral Agent in executing one or more financing statements in form satisfactory to the Collateral Agent and shall pay the cost of filing the same in all public offices wherever filing is deemed by the Collateral Agent to be necessary or desirable. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or of a financing statement shall be sufficient as a financing statement.

6.       Default. If an Event of Default (as defined in the Notes) shall occur:

(a)       The Collateral Agent may, in accordance with the terms of the Notes, declare the unpaid balance of the Notes immediately due and payable and this Security Agreement in default.

(b)       The Collateral Agent shall have the rights and remedies of a secured party under this Security Agreement and under the laws of the State of New York, including the Uniform Commercial Code as adopted and in effect from time to time in the State of New York (the “UCC”), and in addition to all of the rights and remedies of a secured party under the UCC (such rights and remedies of the Collateral Agent to be cumulative and non-exclusive), the Collateral Agent may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties, (ii) subject to the terms and conditions of any agreements in place relating to the Collateral, enter onto the property where any Collateral is located and take possession thereof with or without judicial process or (iii) sell, transfer, or otherwise dispose of all or any of the Collateral, at any time, or from time to time consistent with the provisions of the UCC. The Collateral Agent shall give the applicable Grantor at least ten (10) days’ prior written notice of either the date after which any intended private sale is to be made or the time and place of any intended public sale. The Collateral Agent shall have the right to conduct such sales on the applicable Grantor’s premises upon prior written consent of the Grantor (which shall not be unreasonably withheld or delayed), and such sales may be adjourned from time to time in accordance with applicable law. After deducting all costs of sale as provided for under the UCC, the Collateral Agent may apply the net proceeds of the sale to the Obligations with such allocation as to item and maturity as the Collateral Agent, in its sole discretion, deems advisable and shall refund the surplus to the applicable Grantor. The Collateral Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like.

7.       Disposition of Proceeds of Collateral. All proceeds received by the Collateral Agent for the benefit of the Secured Parties in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 8 hereof) against the Obligations pro rata among the Secured Parties in proportion to their interests in the Obligations. Upon payment in full of all Obligations, Grantors shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to a Grantor shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Secured Party may purchase the Collateral and pay for such purchase by offsetting up to such Secured Party’s pro rata portion of the purchase price with sums owed to such Secured Party by Debtor arising under the Obligations or any other source.

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8.       Expenses. Debtor shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Collateral Agent may incur in connection with: (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Collateral Agent.

9.      Waiver, Amendment and Other Actions. The provisions of this Agreement may be waived or amended by a written instrument executed by each Grantor and the Collateral Agent.

10.    Miscellaneous Provisions.

(a)       All of the Collateral Agent’s rights and remedies, whether at law or in equity and whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. The exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

(b)       All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Purchase Agreement.

(c)       The Collateral Agent shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by a Grantor unless such waiver be in writing and signed by the Secured Parties.

(d)       This Security Agreement and all rights and obligations hereunder, including matters of constructions, validity and performance, shall be governed by the laws of the State of New York. The parties hereto agree that the venue for any action concerning, relating to or involving this Security Agreement shall be the State of New York, and the parties hereby consent to the jurisdiction of the courts of the State of New York.

(e)       The provisions hereof shall, as the case may require, bind or inure to the benefit of the respective successors and assigns of each of the Grantors, the Collateral Agent and each of the Secured Parties.

(f)       Any provision of this Security Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(g)       This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, Debtor and the Collateral Agent have signed this Security Agreement this 10th day of August, 2022.

BITNILE, INC.

By:
Name:	William B Horne
Title:	Chief Executive Officer

DIGITAL POWER LENDING, LLC

By:
Name:	David J. Katzoff
Title:	Manager

COLLATERAL AGENT
HELIOS FUNDS LLC

By:
Name:	John Lowry
Title:	Manager

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Schedule A

Serial No’s of S19 Pro Antminers

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